Termination of Purchase & Sale Agreement
dated November 3, 2015 (the "Agreement") by and between
Ontario Hospitality Properties LLLP by RRFGP
by InnSuites Hospitality Trust (the "Seller")
and Bong Choi and/or Assignee (LLC) (the "Buyer")

By their execution below, Buyer and Seller hereby mutually agree to terminate the Agreement. Escrow holder is instructed to release ~~Ninety Thousand Dollars ($90,000.00)~~ $89,941 JW of the One Hundred Thousand Dollar ($100.000.00) Deposit to Buyer.

original JW April 22, 2016 JW
April 22, 2016 JW.

Buyer and Seller shall have no further obligation to each other.

BUYER:
Bong Choi and/or Assignee (LLC)

Bong Choi — Date: 4-18-2016

SELLER:
Ontario Hospitality Properties LLLP by RRFGP by InnSuites Hospitality Trust

By: James Wirth, CEO. — Date: April 12, 2016

Title: C.E.O.